Exhibit 10.1
$500,000,000
ENCOMPASS HEALTH CORPORATION

5.875% Senior Notes due 2034
PURCHASE AGREEMENT
New York, New York
May 14, 2026
Wells Fargo Securities, LLC
as Representative of the
several Purchasers listed in Schedule 1 hereto

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:
Encompass Health Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several Purchasers listed in Schedule 1 hereto (the “Purchasers”), for whom Wells Fargo Securities, LLC is acting as representative (the “Representative”), $500,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2034 (the “Securities”). The Securities will be issued pursuant to the indenture to be dated as of May 29, 2026, between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”) (the “Indenture”), and will be guaranteed on an unsecured senior basis by each of the Guarantors listed in Schedule 2 hereto (the “Guarantors,” and such guarantees the “Guarantees”).
This Purchase Agreement (this “Agreement”), the Indenture (including each Guarantee set forth therein) and the Securities are herein referred to collectively as the “Transaction Documents.” The issuance and sale of the Securities and the issuance of the Guarantees together with all transactions contemplated herein and in the Pricing Memorandum (as defined below) and the Offering Memorandum (as defined below) are herein referred to collectively as the “Transactions.”
1.     Representations and Warranties. The Company and each of the Guarantors jointly and severally represent and warrant to, and agree with, each of the Purchasers that:
(a)     Offering Memorandum and Exchange Act Reports. A preliminary offering memorandum, dated May 14, 2026 (the “Preliminary Offering Memorandum”) has been, and an offering memorandum, dated the date hereof (the “Offering Memorandum”) will be, prepared in connection with the offering of the Securities. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Memorandum.” Any reference to the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(e)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, the Pricing Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that where only sections of such documents are specifically incorporated by reference, only such sections shall be considered to be part of the “Exchange Act Reports”). The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement. As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to remain closed in New York City, New York. The Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Purchasers consists of the information described as such in Section 9(b) hereof.
(b)     Pricing Disclosure. For the purposes of this Agreement, the “Applicable Time” is 3:05 pm (New York City time) on the date of this Agreement; the Pricing Memorandum as supplemented by the information set forth in Schedule 4 hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule 3(a) hereto does not conflict with the information contained in the Pricing Memorandum or the Offering Memorandum and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package or the Offering Memorandum based upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Purchasers consists of the information described as such in Section 9(b) hereof.
(c)     Independent Accounting Firm. To the Company’s knowledge, PricewaterhouseCoopers LLP, who has audited or reviewed the financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(d)     Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of Regulation S-X under the Act. The supporting schedules, if any, included in the Pricing Disclosure Package and the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in, and the summary financial information in the “Summary” and “Capitalization” sections of, the Pricing Disclosure Package and the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, except that with respect to the presentation of Adjusted EBITDA as disclosed therein, such measure is not presented in accordance with GAAP. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(e)     No Material Adverse Change. Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.
(f)     Corporate Formation and Powers. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum, to enter into and perform its obligations under each of the Transaction Documents and for the consummation of the Transactions; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.
(g)     Subsidiary Formation and Powers. Each subsidiary of the Company has been duly organized and is a validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum or as would not result in a Material Adverse Effect, all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and, to the extent applicable, non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the subsidiaries of the Company was issued in violation of any preemptive or similar rights of any security holder of such subsidiary.
(h)     Due Execution of Transaction Documents. Each Transaction Document has been duly authorized, executed and delivered by the Company and each of the Guarantors party thereto.
(i)     Indenture Authorization and Enforceability. The Indenture has been duly authorized by the Company and each of the Guarantors. The Indenture, when executed and delivered by the parties thereto, will constitute a valid and binding obligation of the Company and each of the Guarantors party thereto, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).
(j)     Securities Authorization and Enforceability. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(k)     Conformity to Disclosure. Each Transaction Document and each of the Transactions conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum.
(l)     Violation of Laws. None of the Company or any of its subsidiaries is in violation of any law, ordinance, governmental rule, regulation or court decree to which it is or its properties or assets may be subject, including federal Medicare and Medicaid statutes or any regulations promulgated pursuant to such statutes, or other federal, state or local healthcare statutes or regulations, or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or to the conduct of its business, except for such violations or failures that would not, individually or in the aggregate, result in a Material Adverse Effect.
(m)    Violation of Material Agreements. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or similar governing documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents; and the execution, delivery and performance of the Transaction Documents, the consummation of the Transactions and compliance by the Company and the Guarantors with their respective obligations in connection therewith, have been duly authorized by all necessary corporate, limited liability company or limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents, nor will such action result in any violation of the provisions of (i) the charter or by-laws (or similar governing documents) of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except, with respect to clause (ii) only, such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, and would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(n)    Inquiry or Investigation. Except as described in the Pricing Disclosure Package and the Offering Memorandum, there is no action, suit, proceeding, inquiry, arbitration or investigation before or brought by any court or governmental agency or body, domestic or foreign, or arbitrator or other person, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries (including rate appeals, recoupment claims or contests or open or unsettled cost reports, or claims or assertions made in any utilization reviews), which would result in a Material Adverse Effect, or which might materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.

(o)     Class. When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Act”)), as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(p)    Labor. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened, which, in either case, would result in a Material Adverse Effect.
(q)     Issuer Information. The Company is subject to Section 13 or 15(d) of the Exchange Act.
(r)    No General Solicitation or Directed Selling Efforts. None of the Company, the Guarantors or any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or taken any action in any manner involving a public offering within the meaning of Section 4(a)(2) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Purchasers, as to which no representation is made) has complied with and will implement the “offering restriction” within the meaning of such Rule 902.
(s)    Resale. Within the six months prior to the date of this Agreement, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same class (within the meaning of Rule 144A under the Act) as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or of any securities of the same class (within the meaning of Rule 144A under the Act) as the Securities by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representative), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act.
(t)    Stabilization. The Company and its affiliates have not taken, directly or indirectly, any action designed to cause or result in any stabilization or manipulation of the price of the Securities.
(u)     Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) described in the Pricing Disclosure Package and the Offering Memorandum as being necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property, singly or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and which infringement or conflict, singly or in the aggregate, would result in a Material Adverse Effect.
(v)     Approvals. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents or in connection with the consummation of the Transactions, except such as have been already obtained or would not materially and adversely affect the consummation of the Transactions or the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents.
(w)     Licenses. The Company and the Guarantors possess such permits, licenses, approvals, rights to participate in, or the benefit of valid agreements to participate in, Medicare, Medicaid and other third-party payor programs, consents, accreditations and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(x)     Internal Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such system of internal control over financial reporting was evaluated for effectiveness and was effective as of the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum and the Company and its subsidiaries are not aware of any material weaknesses in such internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(y)     Disclosure Controls. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were evaluated for effectiveness and were effective as of the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum and since such evaluation, the Company has made no significant changes in such system of disclosure controls and procedures or in other systems, processes or otherwise that could materially adversely affect such system of disclosure controls and procedures.
(z)     Real Property. The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all real property owned or used by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (iii) would not, singly or in the aggregate, result in a Material Adverse Effect.
(aa)     Environmental. Except as described in the Pricing Disclosure Package and the Offering Memorandum and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.
(bb)     ERISA. Except as described in the Pricing Disclosure Package and the Offering Memorandum, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any,

under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Offering Memorandum, no event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect has occurred. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(cc)     Foreign Corrupt Practices. None of (x) the Company or any of its subsidiaries, or (y) to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(dd)     Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(ee)     OFAC. None of (x) the Company or any of its subsidiaries, or (y) to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject of Sanctions; and the Company will not use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) directly or indirectly for the purpose of funding or facilitating any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person or entity that at the time of dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that, at the time of dealing or transaction, is or was the subject or the target of Sanctions.
(ff)     Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law (except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect), and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. All material tax liabilities have been adequately provided for in the financial statements of the Company to the extent required under GAAP.
(gg)     Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is, to the Company’s knowledge, in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that will not have a Material Adverse Effect.
(hh)     Statistical and Market Data. Any statistical and market related data included in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.
(ii)     Investment Company. Neither the Company nor any of its subsidiaries is required, and upon the consummation of the Transactions, including the application of the net proceeds therefrom as described in the Pricing Disclosure Package and the Offering Memorandum, none of them will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.
(jj)     Solvency. On and immediately after the Closing Date, the Company and the Guarantors (after giving effect to the Transactions) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; and (iii) assuming consummation of the Transactions, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature.
(kk)    Cybersecurity; Data Protection. (i) (x) To the Company’s knowledge, there has been no material security breach or other material compromise of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the personal, personally identifiable, personal health, sensitive, confidential or regulated data of their respective customers, employees, suppliers, vendors and any third party data collected, processed and/or maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); provided that the Company does not make any representation as to any breach or compromise of any IT Systems and Data maintained by a third party; and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data, (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect, and (iii) the Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, safeguards, backup and disaster recovery technology designed to maintain and protect the security of IT Systems and Data consistent with industry standards and practices.
(ll)    No Integration. None of the Company, the Guarantors or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Act.
(mm)    Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(nn)    Disclosure Statements. The statements set forth in the Pricing Disclosure Package and the Offering Memorandum (i) under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, (ii) under the caption “Description of New Senior Secured Revolving Credit Facility”, insofar as they purport to constitute a summary of the terms of the documents referred to therein, (iii) under the caption “Certain United States Federal Income Tax Considerations” and (iv) under the caption “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case, are accurate, complete and fair in all material respects.
(oo)    No Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Any certificate signed by any officer of the Company or by an authorized signatory of a Guarantor, and delivered to the Representative or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, as to matters covered thereby, to each Purchaser.
2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell the Securities to the several Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities set forth opposite such Purchaser’s name in Schedule 1 hereto at a price equal to 98.500% of the principal amount of the Securities, plus accrued interest, if any, from May 29, 2026 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.
3.    Sale. The several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company and the Guarantors that:
(a)    It will sell the Securities only to: (i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex 1 to this Agreement;
(b)    It is an accredited investor (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) under the Act); and
(c)    It has not engaged in any general solicitation or general advertising in violation of the Act in connection with the offering of the Securities.
4.     Delivery and Payment. Delivery of and payment for the Securities shall be made not later than 11:00 a.m., New York City time, on May 29, 2026, or at such time on such later date not more than five Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
5.     Agreements. The Company and each of the Guarantors jointly and severally agree with the several Purchasers:
(a)     Offering Memorandum. To prepare the Offering Memorandum in a form approved by the Purchasers (such approval not to be unreasonably withheld, conditioned or delayed); to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by the Purchasers promptly after reasonable notice thereof (and the Purchasers agree not to unreasonably disapprove any such amendment or supplement); and to furnish the Purchasers with copies thereof in such quantities as they may reasonably request;
(b)    Pricing Disclosure Package. If, at any time prior to the date of the Offering Memorandum, any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Pricing Disclosure Package or supplement the Pricing Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Pricing Disclosure Package, the Company will promptly (i) notify the Representative so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as they may reasonably request.
(c)     Qualifications. Arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;
(d)     Offering Memorandum Delivery. To furnish the Purchasers with written and electronic copies of the Offering Memorandum and any amendment or supplement thereto in such quantities as they may from time to time reasonably request, and if, at any time between the execution of this Agreement and the date of the Offering Memorandum or prior to the completion of the initial offering of the Securities by the Purchasers (but no later than the expiration of nine months after the date of the Offering Memorandum), any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Offering Memorandum, including to comply with law, to notify the Purchasers and upon their request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as the Purchasers may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;
(e)     Clear Market. During the period from the date hereof through and including the 30th day following the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a stated maturity of more than one year;
(f)     Additional Issuer Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;
(g)    Resale. During the period of one year after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a registration statement that has been declared effective under the Act); and
(h)    Use of Proceeds. To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds.”
6.      Supplemental Disclosure.
(a)     The Company and each of the Guarantors represents and agrees that, without the prior consent of the Representative, it and its affiliates and any other person acting on its or their behalf (other than the

Purchasers, as to which no statement is given) (x) has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”) and (y) has not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) under the Act;
(b)    each Purchaser, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative, other than the information set forth in Schedule 4 hereto, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act that would be required to be filed with the Commission (any such offer (other than any such information set forth in Schedule 4), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and
(c)    any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document, the use of which has been consented to by the Company and the Representative, is listed as applicable on Schedule 3(a) or Schedule 3(b) hereto, respectively.
7.        Expenses. The Company and the Guarantors jointly and severally agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any form of electronic distribution) of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Purchasers relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of the Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors; (viii) any fees charged by rating agencies for the rating of the Securities; (ix) the fees and expenses of the Trustee (including related fees and expenses of any counsel to the Trustee); and (x) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations under the Transaction Documents.
8.     Conditions to the Obligations of the Purchasers. The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Applicable Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:
(a)     Opinion of Counsel for the Company; Opinion of General Counsel of the Company. On the Closing Date, the Representative shall have received (i) an opinion letter and “negative assurance letter” from Maynard Nexsen PC, counsel for the Company, and (ii) an opinion letter from Patrick Darby, Executive Vice President, General Counsel and Corporate Secretary of the Company, in each case dated as of the Closing Date and in the forms agreed upon by the Representative and such persons on the date hereof.
(b)     Opinion of Counsel for the Representative. On the Closing Date, the Representative shall have received from Cahill Gordon & Reindel llp, counsel for the Purchasers, such opinion or opinions and

“negative assurance letter”, dated the Closing Date and addressed to the Purchasers, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package and the Offering Memorandum and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(c)     Officers’ Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by a President or Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Pricing Disclosure Package, the Offering Memorandum and any supplements or amendments thereto, and this Agreement and that:
(i)     the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and each of the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
(ii)     since the date of the most recent financial statements included in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any supplement thereto).
(d)     Comfort Letter. At the time of execution of this Agreement, the Purchasers shall have received from PricewaterhouseCoopers LLP, a letter dated such date, which in form and substance satisfactory to the Representative and PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Purchasers with respect to the financial statements and certain financial information contained in the Pricing Disclosure Package.
(e)     Bring-Down Comfort Letter. At the Closing Date, the Purchasers shall have received from PricewaterhouseCoopers LLP, a letter dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 8, except that the specified date referred to in such letter shall be a date not more than three Business Days prior to the Closing Date.
(f)     No Material Adverse Change. Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) and the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) and the Offering Memorandum (exclusive of any amendment or supplement thereto) the effect of which, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) and the Offering Memorandum (exclusive of any amendment or supplement thereto).
(g)     No Ratings Agency Change. On or after the Applicable Time, (i) there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any of the Company’s debt securities (other than an announcement with positive implications of possible upgrading).
(h)     Other Documents. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

9.     Indemnification and Contribution.
(a)     Indemnification of the Purchasers. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Purchaser, its affiliates, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses (including the fees and disbursements of counsel chosen by the Representative) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Memorandum, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser specifically for inclusion therein, which information consists solely of the information specified in paragraph (b) of this Section 9. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.
(b)     Indemnification of the Company. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Purchasers, but only with reference to written information relating to the Purchasers furnished to the Company by or on behalf of the Purchasers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company acknowledges and agrees that the only written information furnished by the Purchasers consists of the following: the statements set forth in the first sentence of the paragraph under the caption “Commissions and Discounts” and the paragraph under the caption “Stabilization and Short Positions” in the section entitled “Plan of Distribution” in the Offering Memorandum.
(c)     Notice and Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) (which counsel and local counsel will, in connection with any indemnification pursuant to Section 9(a) hereof, be chosen by the Representative), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)     Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors jointly and severally agree and the Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the Offering Memorandum, and benefits received by the Purchasers shall be deemed to be equal to the total discounts and commissions, in each case as set forth in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantors on the one hand or the Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). In no case shall the Purchasers be responsible for any amount in excess of the discount or commission applicable to the Securities purchased by the Purchasers hereunder. Each Purchaser’s respective obligation to contribute pursuant to this Section 9 is several in proportion to its respective purchase obligations hereunder and not joint.
10.     Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the delivery of and payment for the Securities, (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities at the Closing Date on the terms and in the manner contemplated by this Agreement.
11.     Defaulting Purchaser.
(a)     If, at the Closing Date, any Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Purchaser, the non-defaulting Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Purchaser, either the non-defaulting Purchasers or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Securities that a defaulting Purchaser agreed but failed to purchase.
(b)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities that such Purchaser agreed to purchase hereunder plus such Purchaser’s pro rata share (based on the principal amount of Securities that such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made.
(c)     If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the non-defaulting Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Purchasers. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect; provided, however, that the Company shall not be liable for the payment of expenses incurred by any defaulting Purchaser.
(d)     Nothing contained herein shall relieve a defaulting Purchaser of any liability it may have to the Company or any non-defaulting Purchaser for damages caused by its default.
12.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantors, the Company’s officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company, the Guarantors or any of the affiliates, officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 12 to 23 hereof shall survive the termination or cancellation of this Agreement.
13.     Reimbursement. If the sale of the Securities provided for herein is not consummated (i) because a condition to the obligations of the Purchasers set forth in Section 8 (excluding Section 8(b)) hereof is not satisfied, (ii) because of any termination pursuant to Section 10 hereof, or (iii) because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, then, in each case, the Company agrees to reimburse the Purchasers on demand through the Representative for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Purchasers in connection with the proposed purchase and sale of the Securities.
14.     Notices. In all dealings hereunder, the Representative shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representative on behalf of the Purchasers as the representative. All notices and other communications hereunder shall be in writing and effective only on receipt, and, if sent to a Purchaser, will be mailed or transmitted by any standard form of telecommunication, to Wells Fargo Securities, LLC at 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Leveraged Debt Capital Markets, email: IBCMDCMLSHYLeveragedDebtCapitalMarkets@wellsfargo.com; Facsimile: (704) 410-4874 (with such email or fax to be confirmed by telephone to (704) 410-4885); or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at 9001 Liberty Parkway, Birmingham, Alabama 35242, Attention: Patrick Darby, Executive Vice President, General Counsel and Corporate Secretary, email: Patrick.Darby@encompasshealth.com; Facsimile: (205) 262-8692 (with such email or fax to be confirmed by telephone to (205) 970-5945).
15.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
16.     No Fiduciary Duty. The Company and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Purchasers and any affiliate through which they may be acting, on the other, (b) the Purchasers are acting as principals and not as agents or fiduciaries of the Company and the Guarantors and (c) the Company’s and the Guarantors’ engagement of the Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and each Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Purchasers has advised or is currently advising the Company or any Guarantor on related or other matters). The Company and each Guarantor agrees that it will not claim that the Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or to any Guarantor, in connection with such transaction or the process leading thereto.
17.     PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the requirements of 31 C.F.R. § 1010.230, the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
18.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Guarantors, on the one hand, and the Purchasers, on the other hand, or any of them, with respect to the subject matter hereof.
19.     Applicable Law. This Agreement and any claim, controversy or dispute arising under or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
20.     Waiver of Jury Trial. The Company and each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
21.     Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, and any interest and obligation in or under this Agreement, from such Purchaser will be effective to the same extent as the transfer would be effective under the

U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
22.    Consent to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive), and irrevocably and unconditionally waives any right to any other jurisdiction to which it may be entitled on account of domicile, residence or otherwise and waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. Service of any process, summons, notice or document by mail (to the extent allowed under applicable statute or rule of court) to such party's address as set forth in Section 14 above shall be effective service of process for any suit, action or other proceeding brought in any such court.
22.    Counterparts. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
23.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Purchasers.
Very truly yours,
Encompass Health Corporation
By:    /s/Douglas E. Coltharp
Name:    Douglas E. Coltharp
Title:    Executive Vice President and
    Chief Financial Officer

GUARANTORS

Advanced Homecare Holdings, Inc.
Encompass Health Rehabilitation Hospital of City View, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Antonio, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Texarkana, Inc.
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass IP Holdings Corporation
K.C. Rehabilitation Hospital, Inc.
Reliant Blocker Corp.
West Virginia Rehabilitation Hospital, Inc.
Western Administrative Services, Inc.

By: /s/ Edmund M. Fay
    Name: Edmund M. Fay
Title: Authorized Signatory

Continental Medical Systems, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Connecticut Real Estate, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health Illinois Real Estate, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Louisiana Real Estate, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC

Encompass Health Real Estate, LLC

Encompass Health Rehabilitation Hospital of Abilene, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Arlington, LLC
Encompass Health Rehabilitation Hospital of Austin, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
Encompass Health Rehabilitation Hospital of Central Florida, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Clermont, LLC
Encompass Health Rehabilitation Hospital of Cumming, LLC
Encompass Health Rehabilitation Hospital of Cypress, LLC
Encompass Health Rehabilitation Hospital of Dallas, LLC
Encompass Health Rehabilitation Hospital of Danbury, LLC
Encompass Health Rehabilitation Hospital of Daytona Beach, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fitchburg, LLC
Encompass Health Rehabilitation Hospital of Fort Mill, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Greenville, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Houston, LLC
Encompass Health Rehabilitation Hospital of Humble, LLC
Encompass Health Rehabilitation Hospital of Irmo, LLC
Encompass Health Rehabilitation Hospital of Jacksonville, LLC
Encompass Health Rehabilitation Hospital of Johnston, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Kissimmee, LLC
Encompass Health Rehabilitation Hospital of Lake Worth, LLC
Encompass Health Rehabilitation Hospital of Lakeland, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Libertyville, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of North Tampa, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Northwest Tucson, LLC

Encompass Health Rehabilitation Hospital of Pearland, LLC

Encompass Health Rehabilitation Hospital of Pensacola, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Plano, LLC
Encompass Health Rehabilitation Hospital of Prosper, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Richardson, LLC
Encompass Health Rehabilitation Hospital of Round Rock, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Shreveport, LLC
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC
Encompass Health Rehabilitation Hospital of St. Augustine, LLC
Encompass Health Rehabilitation Hospital of St. Petersburg, LLC
Encompass Health Rehabilitation Hospital of Sugar Land, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Health Rehabilitation Hospital of Toledo, LLC
Encompass Health Rehabilitation Hospital of Tustin, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
Encompass Health Rehabilitation Hospital of Waco, LLC
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Hospital The Vintage, LLC
Encompass Health Rehabilitation Hospital Vision Park, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health Rhode Island Real Estate, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Wisconsin Real Estate, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
Rehabilitation Hospital of Plano, LLC

By: /s/ Edmund M. Fay
    Name: Edmund M. Fay
Title: Authorized Signatory

Accepted and agreed to by the Purchasers as of the date
first written above
Wells Fargo Securities, LLC,
Acting on behalf of itself and as
the Representative of the several Purchasers

By:	/s/ Daniel Morris
Name: Daniel Morris Title: Managing Director

Schedule 1

Purchaser	Principal Amount of Securities
Wells Fargo Securities, LLC	$53,250,000
Barclays Capital Inc.	$53,250,000
BofA Securities, Inc.	$53,250,000
Citigroup Global Markets Inc.	$53,250,000
Goldman Sachs & Co. LLC	$53,250,000
J.P. Morgan Securities LLC	$53,250,000
Morgan Stanley & Co. LLC	$53,250,000
Truist Securities, Inc.	$53,250,000
FHN Financial Securities Corp.	$37,000,000
Regions Securities LLC	$37,000,000

Total	$500,000,000

Schedule 2

Guarantor	State of Incorporation or Organization
Advanced Homecare Holdings, Inc.	Delaware
Continental Medical Systems, LLC	Delaware
Encompass Health Acquisition Holdings Subsidiary, LLC	Delaware
Encompass Health Acquisition Holdings, LLC	Delaware
Encompass Health Alabama Real Estate, LLC	Delaware
Encompass Health Arizona Real Estate, LLC	Delaware
Encompass Health Arkansas Real Estate, LLC	Delaware
Encompass Health California Real Estate, LLC	Delaware
Encompass Health Colorado Real Estate, LLC	Delaware
Encompass Health Connecticut Real Estate, LLC	Delaware
Encompass Health Fairlawn Holdings, LLC	Delaware
Encompass Health Illinois Real Estate, LLC	Delaware
Encompass Health Iowa Real Estate, LLC	Delaware
Encompass Health Joint Ventures Holdings, LLC	Delaware
Encompass Health Kansas Real Estate, LLC	Delaware
Encompass Health Kentucky Real Estate, LLC	Delaware
Encompass Health Louisiana Real Estate, LLC	Delaware
Encompass Health Maryland Real Estate, LLC	Delaware
Encompass Health Massachusetts Real Estate, LLC	Delaware
Encompass Health Nevada Real Estate, LLC	Delaware
Encompass Health New Mexico Real Estate, LLC	Delaware
Encompass Health Ohio Real Estate, LLC	Delaware
Encompass Health Owned Hospitals Holdings, LLC	Delaware
Encompass Health Pennsylvania Real Estate, LLC	Delaware
Encompass Health Real Estate, LLC	Delaware
Encompass Health Rehabilitation Hospital of Abilene, LLC	Delaware
Encompass Health Rehabilitation Hospital of Albuquerque, LLC	Delaware
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC	Delaware
Encompass Health Rehabilitation Hospital of Arlington, LLC	Delaware
Encompass Health Rehabilitation Hospital of Austin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bakersfield, LLC	Delaware
Encompass Health Rehabilitation Hospital of Bluffton, LLC	Delaware
Encompass Health Rehabilitation Hospital of Braintree, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Central Florida, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cincinnati, LLC	Delaware
Encompass Health Rehabilitation Hospital of City View, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Clermont, LLC	Delaware
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Columbia, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Concord, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Cumming, LLC	Delaware
Encompass Health Rehabilitation Hospital of Cypress, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dallas, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Danbury, LLC	Delaware
Encompass Health Rehabilitation Hospital of Daytona Beach, LLC	Delaware
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC	Delaware
Encompass Health Rehabilitation Hospital of Dothan, Inc.	Alabama
Encompass Health Rehabilitation Hospital of East Valley, LLC	Delaware
Encompass Health Rehabilitation Hospital of Erie, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fitchburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Florence, Inc.	South Carolina
Encompass Health Rehabilitation Hospital of Fort Mill, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fort Smith, LLC	Delaware
Encompass Health Rehabilitation Hospital of Franklin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Gadsden, LLC	Delaware
Encompass Health Rehabilitation Hospital of Greenville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Harmarville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Henderson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Houston, LLC	Delaware
Encompass Health Rehabilitation Hospital of Humble, LLC	Delaware
Encompass Health Rehabilitation Hospital of Irmo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Jacksonville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Johnston, LLC	Delaware
Encompass Health Rehabilitation Hospital of Katy, LLC	Delaware
Encompass Health Rehabilitation Hospital of Kissimmee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lake Worth, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lakeland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Lakeview, LLC	Delaware
Encompass Health Rehabilitation Hospital of Largo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Las Vegas, LLC	Delaware
Encompass Health Rehabilitation Hospital of Libertyville, LLC	Delaware
Encompass Health Rehabilitation Hospital of Manati, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Miami, LLC	Delaware
Encompass Health Rehabilitation Hospital of Middletown, LLC	Delaware
Encompass Health Rehabilitation Hospital of Modesto, LLC	Delaware
Encompass Health Rehabilitation Hospital of Montgomery, Inc.	Alabama
Encompass Health Rehabilitation Hospital of Murrieta, LLC	Delaware
Encompass Health Rehabilitation Hospital of New England, LLC	Delaware
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.	Delaware
Encompass Health Rehabilitation Hospital of North Tampa, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC	Delaware
Encompass Health Rehabilitation Hospital of Northwest Tucson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Panama City, Inc.	Florida
Encompass Health Rehabilitation Hospital of Pearland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Pensacola, LLC	Delaware
Encompass Health Rehabilitation Hospital of Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Plano, LLC	Delaware
Encompass Health Rehabilitation Hospital of Prosper, LLC	Delaware

Guarantor	State of Incorporation or Organization
Encompass Health Rehabilitation Hospital of Reading, LLC	Delaware
Encompass Health Rehabilitation Hospital of Richardson, LLC	Delaware
Encompass Health Rehabilitation Hospital of Round Rock, LLC	Delaware
Encompass Health Rehabilitation Hospital of San Antonio, Inc.	Delaware
Encompass Health Rehabilitation Hospital of San Juan, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Sarasota, LLC	Delaware
Encompass Health Rehabilitation Hospital of Scottsdale, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shelby County, LLC	Delaware
Encompass Health Rehabilitation Hospital of Shreveport, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sioux Falls, LLC	Delaware
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.	Delaware
Encompass Health Rehabilitation Hospital of St. Augustine, LLC	Delaware
Encompass Health Rehabilitation Hospital of St. Petersburg, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sugar Land, LLC	Delaware
Encompass Health Rehabilitation Hospital of Sunrise, LLC	Delaware
Encompass Health Rehabilitation Hospital of Tallahassee, LLC	Delaware
Encompass Health Rehabilitation Hospital of Texarkana, Inc.	Delaware
Encompass Health Rehabilitation Hospital of the Mid-Cities, LLC	Delaware
Encompass Health Rehabilitation Hospital of The Woodlands, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Toledo, LLC	Delaware
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.	Delaware
Encompass Health Rehabilitation Hospital of Tustin, LLC	Delaware
Encompass Health Rehabilitation Hospital of Utah, LLC	Delaware
Encompass Health Rehabilitation Hospital of Vineland, LLC	Delaware
Encompass Health Rehabilitation Hospital of Waco, LLC	Delaware
Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC	Massachusetts
Encompass Health Rehabilitation Hospital of York, LLC	Delaware
Encompass Health Rehabilitation Hospital The Vintage, LLC	Delaware
Encompass Health Rehabilitation Hospital Vision Park, LLC	Delaware
Encompass Health Rehabilitation Institute of Tucson, LLC	Alabama
Encompass Health Rhode Island Real Estate, LLC	Delaware
Encompass Health South Carolina Real Estate, LLC	Delaware
Encompass Health South Dakota Real Estate, LLC	Delaware
Encompass Health Support Companies, LLC	Delaware
Encompass Health Texas Real Estate, LLC	Delaware
Encompass Health Tucson Holdings, LLC	Delaware
Encompass Health Utah Real Estate, LLC	Delaware
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC	Delaware
Encompass Health Virginia Real Estate, LLC	Delaware
Encompass Health West Virginia Real Estate, LLC	Delaware
Encompass Health Wisconsin Real Estate, LLC	Delaware
Encompass IP Holdings Corporation	Delaware
K.C. Rehabilitation Hospital, Inc.	Delaware
Print Promotions Group, LLC	Delaware
Rebound, LLC	Delaware
Rehabilitation Hospital Corporation of America, LLC	Delaware
Rehabilitation Hospital of North Alabama, LLC	Delaware
Rehabilitation Hospital of Plano, LLC	Delaware

Guarantor	State of Incorporation or Organization
Reliant Blocker Corp.	Delaware
West Virginia Rehabilitation Hospital, Inc.	West Virginia
Western Administrative Services, Inc.	Delaware

Schedule 3

(a)    Company Supplemental Disclosure Documents: None
(b)    Purchaser Supplemental Disclosure Documents: None

Schedule 4
PRICING TERM SHEET
PRICING SUPPLEMENT    STRICTLY CONFIDENTIAL
$500,000,000
Encompass Health Corporation
5.875% Senior Notes due 2034

Pricing Supplement dated May 14, 2026 to the Preliminary Offering Memorandum of Encompass Health Corporation dated May 14, 2026 (the “Preliminary Offering Memorandum”).
This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum and any other communication with respect to the matters contemplated by the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Unless otherwise indicated, terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.
The issuance and sale of the notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The notes will be offered and sold only to (1) persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act and to (2) certain non-U.S. persons in transactions outside the United States in reliance upon Regulation S under the Securities Act.
Issuer:     Encompass Health Corporation
Size:     $500,000,000
Maturity:    June 1, 2034
Coupon:     5.875%
Issue Price:     100.000% of face amount plus accrued interest, if any, from May 29, 2026
Yield to Maturity:    5.875%
Interest Payment Dates:     June 1 and December 1 of each year, beginning on December 1, 2026
Record Dates:    May 15 and November 15
Equity Clawback:     Prior to June 1, 2029, the Issuer will be entitled at its option on one or more occasions to redeem the notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the notes issued at a redemption price (expressed as a percentage of principal amount) of 105.875%, plus accrued and unpaid interest to, but excluding, the redemption date, with the net cash proceeds from one or more equity offerings.

Make-Whole Redemption:    Make-whole call at T+50 basis points prior to June 1, 2029
Optional Redemption:    On and after June 1, 2029, at the following redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to, but excluding, the redemption date, if redeemed during the 12-month period (or in the case of the period commencing on June 1, 2031, such 12-month period and thereafter):

June 1, 2029	102.938%
June 1, 2030	101.469%
June 1, 2031 and thereafter	100.000%

Change of Control:    Upon the occurrence of a Change of Control (as described in the Preliminary Offering Memorandum), put right at 101% of principal plus accrued and unpaid interest, if any, to but excluding the date of purchase
Trade Date:     May 14, 2026
Settlement:     T+10; May 29, 2026
    Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are generally required to settle in one business day unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisor.
Denominations:     Minimum of $2,000, and integral multiples of $1,000 in excess thereof
Distribution:    144A / Regulation S for life
CUSIP/ISIN:     144A CUSIP: 29261A AF7
144A ISIN: US29261AAF75
Regulation S CUSIP: U26469 AA1
Regulation S ISIN: USU26469AA18

Ratings*:     Ba2 (Moody’s) / BB- (S&P)
Joint Book-Running Managers:    Wells Fargo Securities, LLC
Barclays Capital Inc.
    BofA Securities, Inc.
    Citigroup Global Markets Inc.
    Goldman Sachs & Co. LLC
    J.P. Morgan Securities LLC
    Morgan Stanley & Co. LLC
    Truist Securities, Inc.

FHN Financial Securities Corp.
Regions Securities LLC

*    Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No report of any rating agency is incorporated by reference herein.
This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.
This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction where such offer or solicitation is not permitted. The notes will be offered and sold only to persons reasonably believed to be “qualified institutional buyers” in reliance on Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside the United States in reliance upon Regulation S under the Securities Act.
No PRIIPs KID: The securities are not for offer, sale or otherwise available to retail investors in the European Economic Area (the “EEA”) or the United Kingdom. No PRIIPs key information document (“KID”) has been prepared as the securities are not available to retail investors in the EEA or the United Kingdom.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Annex 1

(1)    The Securities have not been registered under the Act and may not be offered or sold (a) within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act or (b) outside of the United States or to non-U.S. persons in reliance on Regulation S under the Act. Each Purchaser represents, warrants and agrees that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser represents, warrants and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S under the Act. Each Purchaser agrees that, at or prior to confirmation of sale of the Securities (other than a sale pursuant to Rule 144A under the Act), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this paragraph have the meanings given to them by Regulation S.
Each Purchaser further represents, warrants and agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.
(2)    Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.
(3)    Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with the Representative’s and the Company’s express written consent and then only at such Purchaser’s own risk and expense.